Exhibit 99

BIMS RENEWABLE ENERGY INC.

RESIGNATION

IT IS RESOLVED to accept the resignation of Mr. Yves C. Renaud as Director, President, Chief Executive Officer and General Manager – Finances, Operation, Project Management and Human Resources Division of the Corporation.

NOMINATION

IT IS RESOLVED to appoint Mr. Abdel Jabbar Abouelouafa as President and Chief Executive Officer of the Company.

We, undersigned, declare we are the only directors authorized to vote on these resolutions during a meeting of the directors.

In good faith, we signed the present resolutions at the place and date mentioned above.

/s/Abdel Jabbar Abouelouafa

ABDEL JABBAR ABOUELOUAFA

/s/ Marcel Mongrain

MARCEL MONGRAIN